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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-44311) of our report, which includes an explanatory paragraph that describes the Company's emergence from bankruptcy and adoption of fresh start reporting, dated April 10, 1998, on our audits of the consolidated financial statements of Lamonts Apparel, Inc. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.
Seattle, Washington
June 12, 1998